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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-58635) of the following: our report dated May 28, 1998, appearing on page F-1 of Metal Management, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1998; our report dated May 28, 1998, relating to the supplementary financial statements of Metal Management, Inc., appearing in Metal Management, Inc.'s Current Report on Form 8-K dated July 1, 1998 (filed July 2, 1998); our report dated August 12, 1997, except as to Note 7, which is as of March 9, 1998, relating to the financial statements of Aerospace Metals, Inc., appearing in Metal Management, Inc.'s Current Report on Form 8-K dated May 1, 1998 and our report dated June 23, 1998, relating to the Naporano Iron & Metal Co. and Nimco Shredding Co. financial statements appearing in Metal Management, Inc.'s Current Report on Form 8-K/A dated July 1, 1998 (filed July 10, 1998). We also consent to the reference to us under the heading "Experts" in such Prospectus.





PricewaterhouseCoopers LLP
Chicago, Illinois
July 30, 1998